UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        October 1, 2007 (August 29, 2007)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


           MISSOURI                      0-20632                 43-1175538
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                 135 NORTH MERAMEC, CLAYTON, MISSOURI      63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
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ITEM 8.01  OTHER EVENTS.....................................................  1

SIGNATURE...................................................................  3




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ITEM 8.01  OTHER EVENTS.

        On August 29, 2007, First Banks, Inc. ("First Banks" or the "Company") entered into a Placement Agreement regarding the issuance of variable rate trust preferred securities by First Bank Statutory Trust X, a newly formed Delaware statutory trust affiliate of the Company ("FBST X"). Subject to the terms of the Placement Agreement, on August 31, 2007, FBST X issued 15,000 variable rate trust preferred securities at $1,000 per security in a private placement, and issued 464 common securities to First Banks at $1,000 per security. First Banks owns all of the common securities of FBST X. The gross proceeds of the offering were used by FBST X to purchase $15.5 million of variable rate subordinated debentures from First Banks, maturing on September 15, 2037. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than September 15, 2012, if certain conditions are met. The subordinated debentures are the sole asset of FBST X. In connection with the issuance of the FBST X preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST X under the FBST X preferred securities. Proceeds from the issuance of the subordinated debentures to FBST X, net of offering expenses, were $15.5 million. The distribution rate on the FBST X preferred securities is equivalent to the three-month London Interbank Offered Rate ("LIBOR") plus 230.0 basis points, and will be payable quarterly in arrears beginning December 15, 2007. First Banks intends to use the proceeds from the issuance of the subordinated debentures to FBST X to fund pending acquisitions, as well as for general corporate purposes.

        On September 13, 2007, First Banks entered into a Placement Agreement regarding the issuance of variable rate trust preferred securities by First Bank Statutory Trust IX, a newly formed Delaware statutory trust affiliate of the Company ("FBST IX"). Subject to the terms of the Placement Agreement, on September 20, 2007, FBST IX issued 25,000 variable rate trust preferred securities at $1,000 per security in a private placement, and issued 774 common securities to First Banks at $1,000 per security. First Banks owns all of the common securities of FBST IX. The gross proceeds of the offering were used by FBST IX to purchase $25.8 million of variable rate subordinated debentures from First Banks, maturing on December 15, 2037. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than December 15, 2012, if certain conditions are met. The subordinated debentures are the sole asset of FBST IX. In connection with the issuance of the FBST IX preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST IX under the FBST IX preferred securities. Proceeds from the issuance of the subordinated debentures to FBST IX, net of offering expenses, were $25.8 million. The distribution rate on the FBST IX preferred securities is equivalent to the three-month LIBOR plus 225.0 basis points, and will be payable quarterly in arrears beginning December 15, 2007. First Banks intends to use the proceeds from the issuance of the subordinated debentures to FBST IX for general corporate purposes.

        On September 27, 2007, First Banks entered into a Placement Agreement regarding the issuance of variable rate trust preferred securities by First Bank Statutory Trust XI, a newly formed Delaware statutory trust affiliate of the Company ("FBST XI"). Subject to the terms of the Placement Agreement, on September 28, 2007, FBST XI issued 10,000 variable rate trust preferred securities at $1,000 per security in a private placement, and issued 310 common securities to First Banks at $1,000 per security. First Banks owns all of the common securities of FBST XI. The gross proceeds of the offering were used by FBST XI to purchase $10.3 million of variable rate subordinated debentures from First Banks, maturing on December 15, 2037. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than December 15, 2012, if certain conditions are met. The subordinated debentures are the sole asset of FBST XI. In connection with the issuance of the FBST XI preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST XI under the FBST XI preferred securities. Proceeds from the issuance of the subordinated debentures to FBST XI, net of offering expenses, were $10.3 million. The distribution rate on the FBST XI preferred securities is equivalent to the three-month LIBOR plus 285.0 basis points, and will be payable quarterly in arrears beginning December 15, 2007. First Banks intends to use the proceeds from the issuance of the subordinated debentures to FBST XI for general corporate purposes.





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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST BANKS, INC.



Date:  October 1, 2007             By: /s/ Terrance M. McCarthy
                                      ------------------------------------------
                                           Terrance M. McCarthy,
                                           President and Chief Executive Officer